Exhibit 10.1

RENEWAL PROMISSORY NOTE (WORKING CAPITAL)

$777,062.04	Executed at Broward County, Florida
February 7, 2012

FOR VALUE RECEIVED, Le@P Technology, Inc., a Delaware corporation with a principal place of business at 5601 N. Dixie Highway, Suite 411, Fort Lauderdale, Florida  33334 ("Maker"), promises to pay to the order of the M. Lee Pearce Living Trust (the "Payee"), the principal sum of SEVEN HUNDRED SEVENTY-SEVEN THOUSAND SIXTY-TWO DOLLARS AND FOUR CENTS ($777,062.04), together with interest at the rate of Three and Three-Quarters Percent (3.75%) per annum due and payable in one lump sum of principal and interest on June 30, 2013.   Principal and interest shall be payable to the Payee at 16 La Gorce Circle, Miami Beach, FL 33141, or at such other place or address as the Payee may designate.

This Promissory Note (this "Note") is issued under and subject to the following additional terms and conditions:

Renewal of Promissory Notes dated March 3, 2010, September 1, 2010, January 6, 2011, January 31, 2011, April 22, 2011, September 28, 2011 and January 18, 2012.  This Note is a renewal promissory note, and renews, amends and restates the terms and obligations under those certain promissory notes made by the Maker to the Payee dated March 3, 2010, September 1, 2010, January 6, 2011, January 31, 2011, April 22, 2011, September 28, 2011 and January 18, 2012 in the original principal amounts of $130,000, $60,000, $125,000, $99,319.39, $100,000, $110,000 and $130,000, respectively (the “Prior Notes”), and their corresponding total principal amounts aggregating $754,319.39 and accrued interest aggregating $22,742.65.  By and through this Note, the maturity date for the payment of principal and accrued interest under the Prior Notes has been extended from January 8, 2012 (for the March 3, 2010, September 1, 2010, January 6, 2011, January 31, 2011, and April 22, 2011 promissory notes) and January 8, 2013 (for the September 28, 2011 and January 18, 2012 promissory notes) to June 30, 2013.  It is the intention and agreement of the Maker and the Payee that this Note, given in replacement of the Prior Notes and their principal amounts, accrued interest and other obligations, shall amend, restate and replace in their entirety the Prior Notes without constituting a novation, satisfaction, cancellation or extinguishment of the Prior Notes, but that henceforth the indebtedness (including principal and accrued interest) represented and evidenced by such Prior Notes and the obligations thereunder shall be due, payable and paid solely in accordance with the terms and conditions of this Note, and not in accordance with the terms and conditions of the Prior Notes.

1.           Type of Payment.  Payment of both principal and interest shall be made in currency of the United States of America which at the time of payment shall be legal tender for the payment of public and private debts.

2.           Manner of Payment.  Payment shall be made to Payee at the Payee's address set forth above or such other place as Payee may designate in writing.

3.           Interest on Overdue Payments.  From and after the date which is fifteen (15) days after the date upon which any payment of principal hereunder becomes due and payable, if the same is not timely paid, interest shall be payable on all sums outstanding hereunder at the rate of fifteen percent (15%) per annum.

4.           Waiver.  Payee hereby waives any and all defaults that exist or may have existed from time to time under the Prior Notes, or any one of them, and waives the right to receive any special interest on overdue payments that may have become due or payable under the Prior Notes, and accepts the terms and conditions of this Note.

5.           Miscellaneous.

(A)           This Note shall be binding upon the Maker and its successors and assigns.

(B)           If any provision hereof shall be held invalid or unenforceable by any court of competent jurisdiction or as a result of future legislative action, such holding or action shall be strictly construed and shall not affect the validity or effect of any other provision hereof.

(C)           The validity, interpretation and effect of this Note shall be exclusively governed by, and construed in accordance with, the laws of the State of Florida, excluding the "conflict of laws" rules thereof.

(D)           This Note may not be amended or modified, nor shall any waiver of any provision hereof be effective, except by an instrument in writing executed by the Maker and accepted by Payee.

(E)           In case suit shall be brought for the collection hereof, or if it is necessary to place the same in the hands of an attorney for collection, the Maker agrees to pay reasonable attorneys’ fees and costs for making such collections.

IN WITNESS WHEREOF, the Maker and the Payee has each caused this Note to be executed as of the day and year first above written.

LE@P TECHNOLOGY, INC.
(Maker)

By:	/s/ Timothy C. Lincoln
Name: Timothy C. Lincoln
Title: Acting Principal Executive Officer

ACCEPTED AND AGREED:

M. LEE PEARCE LIVING TRUST
(Payee)

By:	/s/	M. Lee Pearce
Name: M. Lee Pearce
Title: Trustee